Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                     VAN KAMPEN IN RETIREMENT STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2010 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2015 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2020 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2025 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2030 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2035 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2040 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2045 STRATEGY FUND
                    VAN KAMPEN RETIREMENT 2050 STRATEGY FUND

Special Meetings ("Meetings") of Shareholders of Van Kampen In Retirement Strategy Fund, Van Kampen Retirement 2010 Strategy Fund, Van Kampen Retirement 2015 Strategy Fund, Van Kampen Retirement 2020 Strategy Fund, Van Kampen Retirement 2025 Strategy Fund, Van Kampen Retirement 2030 Strategy Fund, Van Kampen Retirement 2035 Strategy Fund, Van Kampen Retirement 2040 Strategy Fund, Van Kampen Retirement 2045 Strategy Fund and Van Kampen Retirement 2050 Strategy Fund were held on Tuesday, May 11, 2010. The Meetings were held for the following purpose:

(1)  Approve an Agreement and Plan of Reorganization.

The results of the voting on the above matter were as follows:

                                                                      Votes     Votes      Broker
Matter                                                   Votes For   Against   Abstain   Non-Votes
------                                                   ---------   -------   -------   ---------
(1)   Approve an Agreement and Plan of Reorganization.
      Van Kampen In Retirement Strategy Fund               977,796    65,652    62,912        0
      Van Kampen Retirement 2010 Strategy Fund             834,094    24,317    33,405        0
      Van Kampen Retirement 2015 Strategy Fund           1,101,455    60,094   134,356        0
      Van Kampen Retirement 2020 Strategy Fund           1,224,293    42,167    65,591        0
      Van Kampen Retirement 2025 Strategy Fund             855,740    18,179    42,129        0
      Van Kampen Retirement 2030 Strategy Fund             762,362     6,980    38,160        0
      Van Kampen Retirement 2035 Strategy Fund             437,182    11,120    21,667        0
      Van Kampen Retirement 2040 Strategy Fund             344,215    14,032    29,084        0
      Van Kampen Retirement 2045 Strategy Fund             132,846     2,310     9,047        0
      Van Kampen Retirement 2050 Strategy Fund             133,480       154     6,277        0